Exhibit 99.2
                                                                 ------------

                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

               2004 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                         NON-QUALIFIED OPTION AGREEMENT

Subject to the terms of the 2004 Incentive and Non-Qualified Stock Option Plan ("Plan") of Scan-Optics, Inc. ("Company"), a true copy of which is annexed hereto,

                                   [________]

("Optionee") is hereby granted a Non-Qualified Stock Option (as defined in the Plan) for [________] shares of the Common Stock of the Company at $ per share, being not less than [________] % of the fair market value of the stock at the time this Option is granted ("Option Price"). This Option expires on [________] and is subject to any earlier termination as provided in the Plan. This Option is exercisable by the Optionee as follows:

                                   [________]

The Optionee hereby accepts the Option specified above and represents and agrees that the Company shall not be required to issue shares upon the exercise of any option unless a registration statement under the Securities Act of 1933 is in effect with respect to the shares covered by such option, or unless the Company has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof.


Grant Date:  [________]


SCAN-OPTICS, INC.                           Accepted:



By:_______________________                  _______________________
                                            Optionee





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                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

               2004 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                           INCENTIVE OPTION AGREEMENT

Subject to the terms of the 2004 Incentive and Non-Qualified Stock Option Plan ("Plan") of Scan-Optics, Inc. ("Company"), a true copy of which is annexed hereto,

                                   [________]

("Optionee") is hereby granted an Incentive Stock Option (as defined in the Plan) for [________] shares of the Common Stock of the Company at $ per share, being not less than 100% of the fair market value of the stock at the time this Option is granted ("Option Price"). This Option expires on [________] and is subject to any earlier termination as provided in the Plan. This Option is exercisable by the Optionee as follows:

                                   [________]

The Optionee hereby accepts the Option specified above and represents and agrees that the Company shall not be required to issue shares upon the exercise of any option unless a registration statement under the Securities Act of 1933 is in effect with respect to the shares covered by such option, or unless the Company has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof.


Grant Date:  [________]


SCAN-OPTICS, INC.                           Accepted:



By:_______________________                  _______________________
                                            Optionee